EXHIBIT 4.2

                         RIGHTS SUBSCRIPTION CERTIFICATE

     Evidencing Non-Transferable Rights to Purchase Units, each Unit consisting of a 7.5% Convertible Secured Promissory Note in the amount of $666 (the "Note"), and 1,332 shares of common stock, $.01 par value per share (the "Shares").


                          AMERICAN UNITED GLOBAL, INC.

YOUR RIGHTS UNDER THIS RIGHTS SUBSCRIPTION CERTIFICATE ARE NOT TRANSFERABLE AND ARE VOID IF NOT EXERCISED BEFORE THE EXPIRATION OF THE OFFERING (AS DEFINED IN THE PROSPECTUS).

The terms and conditions of this rights offering are set forth in the Prospectus relating to the offer by American United Global, Inc. (the "Company") of non-transferable subscription rights to purchase up to 4,500 Units, each Unit consisting of a 7.5% Convertible Secured Promissory Note in the amount of $666, and 1,332 shares of common stock, $.01 par value per share dated __________, 2002 and are incorporated herein by reference ("Rights").

--------------------------------------------------------------------------------

                      SUBSCRIPTION PRICE: $666.00 PER UNIT

           (The number of rights you are entitled to is listed below.)


HOLDER:



--------------------------------------------------------------------------------

THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of the number of rights set forth above, each of which entitles the owner to subscribe for and purchase one Unit, each Unit consisting of a 7.5% Convertible Secured Promissory Note in the amount of $666, and 1,332 shares of common stock, $.01 par value per share of American United Global, Inc., a Delaware corporation, on the terms and subject to the conditions set forth in the Prospectus and the instructions to this Certificate. The non-transferable rights represented by this Certificate may be exercised by duly completing this Certificate, pursuant to the instructions thereto.

THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE ARE NOT TRANSFERABLE, AND MAY NOT BE EXERCISED UNLESS THIS SUBSCRIPTION CERTIFICATE IS COMPLETED AND SIGNED. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY, AND REFER CAREFULLY TO THE INSTRUCTIONS TO THIS CERTIFICATE SEPARATELY PROVIDED TO YOU.

SECTION 1 - EXERCISE AND SUBSCRIPTION:

(i)     IF YOU WISH TO EXERCISE ALL OF YOUR SUBSCRIPTION RIGHTS:

         I subscribe for my full entitlement of Units:

                                          X $666.00              $
        ----------------------------------                       ---------------
        (Number of Rights)

(ii)   IF YOU DO NOT WISH TO EXERCISE ALL OF YOUR SUBSCRIPTION RIGHTS:

        I subscribe for only

                                             X $666.00           $
        -------------------------------------                     --------------
       (Number of Rights exercised)

Method of Payment

     Check, Bank Draft or Money Order Payable to American United Global, Inc., PMB 549, 218 Main Street, Kirkland, Washington 98033, Attn: David M. Barnes, CFO

--------------------------------------------------------------------------------

SECTION 2 - SPECIAL DELIVERY INSTRUCTIONS:

Name and/or address for mailing of Notes and Shares comprising the Units subscribed for and purchased, if other than shown above:

Name and address:


--------------------------------------------------------------------------------

IMPORTANT - ALL RIGHTS HOLDERS EXERCISING RIGHTS SIGN HERE AND COMPLETE SUBSTITUTE FORM W-9


                                                  Date:                  , 2002
        -------------------------------------          ------------------
        -------------------------------------
               (signature of Holder(s))

(must be signed by the Rights holder(s) exactly as name(s) appear on the first page of this Certificate. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, agent, officer or a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:                                    Home Telephone Number:
     ----------------------------------                        -----------------

Capacity:                                Business Telephone Number:
         ------------------------------                            -------------

Address:
        -------------------------------

Taxpayer Identification or
Social Security Number:
                       ----------------




                                        2